As filed with the Securities and Exchange Commission on November 12, 1998
                                                                REGISTRATION NO.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                RFS BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                UNITED STATES                              APPLICATION PENDING
State or other jurisdiction of  incorporation or
                organization)                                (I.R.S. Employer
                                                            Identification No.)

                                  310 BROADWAY
                           REVERE, MASSACHUSETTS 02151
                                 (781) 284-7777
          (Address, including Zip Code, of principal executive offices)

                                 ---------------

                    REVERE FEDERAL SAVINGS & LOAN ASSOCIATION
              EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN AND TRUST
                            (Full title of the Plan)

                                 ---------------

                                James J. McCarthy
                 President, Chief Executive Officer and Director
                                RFS Bancorp, Inc.
                                  310 Broadway
                           Revere, Massachusetts 02151
                                 (781) 284-7777

                                    Copy to:

                            Richard A. Schaberg, Esq.
                             Thacher Proffitt & Wood
                       1700 Pennsylvania Avenue, Suite 800
                             Washington, D.C. 20006
                                 (202) 347-8400

 Name and address, including Zip Code, telephone number and area code, of agent for service)

                                 ---------------

                                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================================
  Title of Securities to be Registered   Amount to be         Proposed Maximum           Proposed Maximum            Amount of
                                         Registered(1)   Offering Price Per Share(2) Aggregate Offering Price(2)  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

    Common Stock, $0.01 par value       126,000 shares            $10.00                 $1,260,000              $351.00
------------------------------------------------------------------------------------------------------------------------------------
   Plan Participation Interests(3)            --                     --                       --                    --
====================================================================================================================================

(1) Based on the estimated number of shares of common stock of RFS Bancorp, Inc. under the Revere Federal Savings & Loan Association Employees' Savings and Profit Sharing Plan and Trust (the "Plan") that may be purchased with the current assets of the Plan and the projected contributions to the Plan through December 1, 2003.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which shares of common stock of RFS Bancorp, Inc. ("RFS") offered pursuant to the Plan are deemed to be offered at $10 per share, the price at which shares of RFS common stock are being offered to the public pursuant to the Registration Statement on Form SB-2 (Registration No. 333-63083).

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with the Commission.

         Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information heretofore filed with the Commission by the Registrant (File No.333-63083) are incorporated by reference in this registration statement:

    (1) the Registrant's Registration Statement on Form SB-2 dated September 9, 1998, Registration No. 333-63083, as amended by Pre-Effective Amendment No. 1 to Form SB-2 dated October 26, 1998, and any amendments thereto; and

    (2) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form SB-2 dated September 9, 1998, Registration No. 333-63083, as amended by Pre-Effective Amendment No. 1 to Form S-1 dated October 26, 1998, and any amendments thereto.

         All documents filed by the Registrant pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         RFS Bancorp, Inc. will provide without charge to each person to who this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to: Ms. Judith
E. Tenaglia, Treasurer, Revere Federal Savings, 310 Broadway, Revere, Massachusetts 02151. Telephone requests may be directed to Ms. Tenaglia at (781) 284-7777.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     12 C.F.R. Section 545.121 of the Regulations issued by the Office of Thrift Supervision ("OTS Regulations") sets forth the ability of a federal savings & loan association to indemnify its officers and directors. This section provides that a savings association shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the association for: (1) any amount for which that person become liable under a judgment if such action; and (2) reasonable costs and expenses, including reasonable attorney's fees paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under such section if he or she attains a favorable judgment in such enforcement action.

     Indemnification shall be made to such individuals if (1) final judgements on the merits is in the individual's favor; or (2) in case of (i) settlement;
(ii) final judgement against the individual, or (iii) final judgement in the individual's favor, other than on the merits, if a majority of the disinterested directors determine that the individual was acting in good faith within the scope of his or her employment or authority as he or she could have reasonable perceived it under the circumstances and for a purpose her or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members. The section also provides that no indemnification may be made unless the association gives the OTS 60 days notice of its intention to make such indemnification.

     In addition to providing indemnification, under OTS Regulations, a savings association may obtain insurance to protect in and its officers, directors and employees from potential losses arising from claims against any of the for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers or employees. However, the savings association may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

     Section 545.121 of OTS regulations is subject to and qualified by 12 U.S.C ss. 1821(k) which provides in general that a director or officer of an insured depository institution may be held personally liable for monetary damages by, on behalf of, or at the request or direction of the Federal Deposit Insurance Corporation in certain circumstances.

     Article XIII of the Registrant's Bylaws provide that it shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Registrant for: (a) any amount for which that person becomes liable under a judgment in such action; and (b) reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under the indemnification section of the bylaws if he or she attains a favorable judgment in such enforcement action. These Bylaw sections mirror OTS regulations as set forth above.

     The Bank is party to an Employment Agreement with each of Mr. James J. McCarthy, Mr. Anthony J. Patti and Ms. Judith Tenaglia ("Senior Executives"). These Employment Agreements provide for the Company to indemnify the Senior Executives to the fullest extent permitted under federal law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  UNDERTAKINGS.

     A. QUALIFICATION OF PLAN. The undersigned Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under section 401(a) of the Internal Revenue Code of 1986, as amended.

     B. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     C. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     D. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     E. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Revere, Commonwealth of Massachusetts on the 10th day of November, 1998.

                                           RFS Bancorp, Inc.
                                           (Registrant)


                                           By:/s/ James J. McCarthy
                                              ---------------------
                                              James J. McCarthy
                                              President, Chief Executive Officer
                                              and Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                              TITLE                                DATE
         ---------                              -----                                ----


/s/ James J. McCarthy            President, Chief Executive Officer            November 10, 1998
---------------------------      (Principal Executive Officer) and
James J. McCarthy                Director

/s/ Anthony J. Patti             Executive Vice President, Chief               November 10, 1998
---------------------------      Operating Officer (Principal Financial
Anthony J. Patti                 Officer) and Director

/s/ Arno P. Bommer               Chairman of the Board and Director            November 10, 1998
---------------------------
Arno P. Bommer

/s/ John J. Verrengia            Director                                      November 10, 1998
---------------------------
John J. Verrengia

/s/ Ernest F. Becker              Director                                     November 10, 1998
---------------------------
Ernest F. Becker

/s/Theodore E. Charles           Director                                      November 10, 1998
---------------------------
Theodore E. Charles

/s/ Anthony R. Conte             Director                                      November 10, 1998
---------------------------
Anthony R. Conte

/s/ Carmen R. Mattuchio          Director                                      November 10, 1998
---------------------------
Carmen R. Mattuchio

/s/ J. Michael O'Brien           Director                                      November 10, 1998
---------------------------
J. Michael O'Brien

/s/ Angelo A. Todisco            Director                                      November 10, 1998
---------------------------
Angelo A. Todisco


     Pursuant to the requirements of the Securities Exchange Act of 1933, the directors (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Revere, Commonwealth of Massachusetts, on November 10, 1998.

                            Revere Federal Savings & Loan Association
                            Employees' Savings and Profit Sharing Plan Committee


                             /s/ James J. McCarthy
                            ----------------------------------------------------
                                 James J. McCarthy


                             /s/  Anthony J. Patti
                            ----------------------------------------------------
                                  Anthony J. Patti


                             /s/  Judith E. Tenaglia
                            ----------------------------------------------------
                                  Judith E. Tenaglia

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                                DESCRIPTION
------                                -----------


 4.1 Revere Federal Savings & Loan Association Employees' Savings and Profit Sharing Plan, as amended and restated, effective as of October 1, 1998.
 4.2 Trust Agreement Revere Federal Savings and the Bank of New York, dated effective as of October 1, 1998 for the Revere Federal Savings & Loan Association Employees' Savings and Profit Sharing Plan.
 4.3 Federal Stock Charter of RFS Bancorp, Inc., incorporated by reference to the Registrant's Registration Statement on Form SB-2, dated September 9, 1998, as amended, Registration No. 333-63083, and any amendments thereto.
 4.4 By-Laws of RFS Bancorp, Inc., incorporated by reference to the Registrant's Registration Statement on Form SB-2, dated September 9, 1998, Registration No. 333-63083, and any amendments thereto.
 5.1 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
23.1        Consent of Thacher Proffitt & Wood (included in Exhibit 5.1 hereof).
23.2        Consent of Shatswell, MacLeod & Co., P.C.